UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 20, 2007

GREENE COUNTY BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Federal                           0-25165                       14-1809721
(State or Other Jurisdiction                      (Commission File No.)                           (I.R.S. Employer
    of Incorporation)                                                                                                   Identification No.)

302 Main Street, Catskill NY                                                                           12414
(Address of Principal Executive Offices)                                                             (Zip Code)

Registrant’s telephone number, including area code:                       (518) 943-2600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
      CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03(a).	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 20, 2007, the Board of Directors of Greene County Bancorp, Inc. (the “Company”) unanimously approved an amendment to Article VII of the Company’s Bylaws to authorize (but not require) uncertificated shares of common stock. As a result of the amendment, which was effective on November 20, 2007, the Company’s shares became eligible for listing on the Depository Trust Company’s Direct Registration System (“DRS”), as required by the NASDAQ stock market for all listed companies.

Item 9.01                      Financial Statements and Exhibits

(a)                      Financial Statements of businesses acquired.  Not Applicable.

(b)                      Pro forma financial information.  Not Applicable.

(c)                      Shell Company Transactions. Not Applicable

(d)                      Exhibits.

The following Exhibit is attached as part of this report:

3.2 Greene County Bancorp, Inc. Bylaws, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GREENE COUNTY BANCORP, INC.

DATE:  November 27, 2007                                                                    By: /s/ Donald Gibson
Donald Gibson
President and Chief Executive Officer